EXHIBIT 99.1

MAGNUS INTERNATIONAL RESOURCES ANNOUNCES RESULTS
OF FIRST 10 DRILL HOLES AT THE MANGSHI PROJECT,
YUNNAN PROVINCE, CHINA

Las Vegas, Nevada – February 28, 2006 - Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) is pleased to announce early stage exploration results from the Mangshi Gold Property in western Yunnan Province in the Peoples Republic of China.  Gold analysis results from the SGS laboratory in Tianjin have been received and show continuity of gold mineralization across four drill holes designed to test the depth extent of a gold-mineralized breccia system identified at surface.  Drill holes MS05-2, MS05-3, MS06-6, and MS06-7 intersected gold mineralization in both shallow and deep holes.  A summary of results from mineralized drill holes is tabulated.

Hole_ID	From	To	Length	g/tonne Au
MS05-2	0	67.45	67.45m	0.55
MS05-3	10	23.8	13.8m	1.74
MS06-6	23.9	36	12.1m	1.89
MS06-7	22.1	37	12.6m	2.21

Mangshi drill hole locations, holes MS05-1 to 5, MS06-6 to 10

Hole locations relative to the mining lease and surface exposures of rock types and breccia zones are displayed in the figure.  Holes MS05-2, MS05-3, MS06-6, and MS06-7 identify a coherent zone of mineralized rock at depth on the Mangshi mining license.

In the initial drilling program, drill holes MS05-1, 4, 5, and holes MS06-8, 9, and 10 did not intersect significant mineralization.

Additional logging and structural interpretation of the gold-mineralized drill holes is expected to lead to additional drilling to define the extension and limits of this gold mineralization.

Geophysical survey data received during the course of the initial drilling has identified large, pronounced northeast-trending Induced Polarization (IP) and Resistivity features, located approximately 400 meters southeast of the initial 10 drill holes at Mangshi.  The northeast IP and Resistivity trend extends for over 3 kilometers. Drill testing of these geophysical features is underway.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China. Magnus currently retains a potential 90% interest in two Sino-foreign gold joint venture exploration projects. The Huidong property is northwest of and on trend with Southwestern Resources' Boka gold project. The Mangshi project is located within the 40km Luxi Gold Belt in western Yunnan province.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.